FORM 8-A

Securities and Exchange Commission

Washington, D.C. 20549

For registration of certain classes of securities

pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

INTERMETRO COMMUNICATIONS, INC.

(Exact name of the Registrant as specified in its charter)

Delaware	20-0241395
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2685 Park Center Drive, Building A

Simi Valley, California 93065

(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this Form relates (if applicable): File No. 333-134025

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, $0.001 par value	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

Item 1. Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are the common stock of InterMetro Communications, Inc. (the “Company”). The description of the common stock, contained in the section entitled “Description of Capital Stock” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-134025), filed with the Securities and Exchange Commission on May 11, 2006, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description
1	Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on May 10, 2006 (incorporated by reference to Exhibit 3.2 to the Registration Statement).

2	Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on June 26, 2006 (incorporated by reference to Exhibit 3.2 to the Registration Statement).

3	Bylaws of the Registrant, as approved and effective May 11, 2006 (incorporated by reference to Exhibit 3.4 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

InterMetro Communications, Inc.

By:	/s/ Charles Rice
Charles Rice
Chairman, CEO & President

Date: August 4, 2006